UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D. C. 20549

_____________

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of earliest event
  reported: March 4, 2008

                         AMR CORPORATION                   _
(Exact name of registrant as specified in its charter)

          Delaware                                     1-8400                                      75-1825172           _
(State of Incorporation) ( Commission File Number)     (IRS Employer Identification No.)

4333 Amon Carter Blvd.      Fort Worth, Texas              76155
(Address of principal executive offices)  (Zip Code)

                     (817) 963-1234                 _
   (Registrant's telephone number)

   (Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01  Other Events

AMR Corporation is filing herewith a press release issued on March 4, 2008 by American Airlines, Inc. as Exhibit 99.1, which is included herein.  This press release was issued to report February traffic for American Airlines, Inc.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

AMR CORPORATION

/s/ Kenneth W. Wimberly
Kenneth W. Wimberly
Corporate Secretary

Dated:  March 4, 2008

EXHIBIT INDEX

ExhibitDescription

99.1 Press Release

                                                                CONTACT:                                Tim Wagner
Corporate Communications
Fort Worth, Texas
817-967-1577
corp.comm@aa.com

FOR RELEASE: Tuesday, March 4, 2008

AMERICAN AIRLINES REPORTS FEBRUARY TRAFFIC

FORT WORTH, Texas – American Airlines, the world’s largest airline, reported a February load factor of 76.9 percent – an improvement of 0.3 points compared to the same period last year.  Traffic increased 2.5 percent year over year as capacity increased 2.0 percent.
            Domestic traffic decreased 0.5 percent year over year on 0.2 percent less capacity.  International traffic increased by 8.4 percent relative to last year on a capacity increase of 6.0 percent.
            American boarded 7.1 million passengers in February.

About American Airlines
American Airlines is the world's largest airline.  American, American Eagle and the American Connection® airlines serve 250 cities in over 40 countries with more than 4,000 daily flights.  The combined network fleet numbers more than 1,000 aircraft.  American's award-winning Web site, AA.com, provides users with easy access to check and book fares, plus personalized news, information and travel offers.  American Airlines is a founding member of the oneworld® Alliance, which brings together some of the best and biggest names in the airline business, enabling them to offer their customers more services and benefits than any airline can provide on its own.  Together, its members serve nearly 700 destinations in over 140 countries and territories.  American Airlines, Inc. and American Eagle Airlines, Inc. are subsidiaries of AMR Corporation.  American Airlines, American Eagle, the American Connection® airlines, AA.com and AAdvantage are registered trademarks of American Airlines, Inc. (NYSE: AMR)

Detailed traffic and capacity data are on the following pages.

AMERICAN AIRLINES PASSENGER DIVISION
COMPARATIVE PRELIMINARY TRAFFIC SUMMARY
EXCLUDES CHARTER SERVICES
	February
		2008	2007	CHANGE
REVENUE PASSENGER MILES (000)
SYSTEM		9,974,716	9,735,235	2.5%
	D.O.T. DOMESTIC	6,439,062	6,474,611	-0.5
	INTERNATIONAL	3,535,654	3,260,624	8.4
	ATLANTIC	1,181,671	1,092,725	8.1
	LATIN AMERICA	1,956,810	1,782,684	9.8
	PACIFIC	397,173	385,215	3.1
AVAILABLE SEAT MILES (000)
SYSTEM		12,979,365	12,722,806	2.0%
	D.O.T. DOMESTIC	8,172,333	8,189,379	-0.2
	INTERNATIONAL	4,807,032	4,533,427	6.0
	ATLANTIC	1,725,317	1,637,279	5.4
	LATIN AMERICA	2,570,310	2,392,551	7.4
	PACIFIC	511,405	503,597	1.6
LOAD FACTOR
SYSTEM		76.9%	76.5%	0.3	Pts
	D.O.T. DOMESTIC	78.8	79.1	-0.3
	INTERNATIONAL	73.6	71.9	1.6
	ATLANTIC	68.5	66.7	1.7
	LATIN AMERICA	76.1	74.5	1.6
	PACIFIC	77.7	76.5	1.2
PASSENGERS BOARDED		7,135,157	7,038,423	1.4%

SYSTEM CARGO TON MILES (000)		165,912	165,872	0.0%

AMERICAN AIRLINES PASSENGER DIVISION
COMPARATIVE PRELIMINARY TRAFFIC SUMMARY
EXCLUDES CHARTER SERVICES
	YTD February
		2008	2007	CHANGE
REVENUE PASSENGER MILES (000)
SYSTEM		20,888,586	20,633,086	1.2%
	D.O.T. DOMESTIC	13,288,885	13,481,089	-1.4
	INTERNATIONAL	7,599,701	7,151,997	6.3
	ATLANTIC	2,532,928	2,418,744	4.7
	LATIN AMERICA	4,208,969	3,882,450	8.4
	PACIFIC	857,804	850,802	0.8
AVAILABLE SEAT MILES (000)
SYSTEM		27,231,806	27,204,080	0.1%
	D.O.T. DOMESTIC	17,113,995	17,465,414	-2.0
	INTERNATIONAL	10,117,811	9,738,666	3.9
	ATLANTIC	3,631,993	3,508,662	3.5
	LATIN AMERICA	5,398,991	5,149,310	4.8
	PACIFIC	1,086,827	1,080,693	0.6
LOAD FACTOR
SYSTEM		76.7%	75.8%	0.9	Pts
	D.O.T. DOMESTIC	77.6	77.2	0.5
	INTERNATIONAL	75.1	73.4	1.7
	ATLANTIC	69.7	68.9	0.8
	LATIN AMERICA	78.0	75.4	2.6
	PACIFIC	78.9	78.7	0.2
PASSENGERS BOARDED		14,804,885	14,723,603	0.6%

SYSTEM CARGO TON MILES (000)		330,520	333,128	-0.8%

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Current AMR Corp. news releases can be accessed via the Internet.
The address is http://www.aa.com